                               STOLT-NIELSEN S.A.
                     NOTICE OF ELECTION TO EXCHANGE OPTIONS

The capitalized terms used without definition in this Notice of Election to Exchange Options are defined in the Offering Circular, dated January 21, 2000, setting forth the Stolt-Nielsen S.A. Offer to Exchange Class B Options for Common Options.

Please complete the information requested below for each outstanding Common Option to be exchanged for a Class B Option (use additional copies of this Notice of Election, if necessary, for all Common Options that you wish to exchange for Class B Options).

________________________________________________________________________________

My Name

________________________________________________________________________________

My Address

________________________________________________________________________________

Office Telephone                                        Home Telephone

________________________________________________________________________________

Social Security Number

I hereby elect to surrender all of my outstanding Common Options, and understand that such surrendered Common Options will be canceled, in exchange for new
Class B Options, pursuant to the terms and conditions of the Exchange Offer set forth in the Offering Circular.

I acknowledge receipt of the Offering Circular. By signing this Notice of Election, I agree to be bound by all of the terms and conditions of the Exchange Offer as set forth in the Offering Circular.

                                               Print your name

Date Signed                                    Signature

IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

A TENDER OF COMMON OPTIONS PURSUANT TO THIS NOTICE OF ELECTION WILL CONSTITUTE A BINDING AGREEMENT BETWEEN YOU AND THE COMPANY ON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE EXCHANGE OFFER, INCLUDING A REPRESENTATION BY YOU THAT EACH COMMON OPTION BEING TENDERED HAS NOT PREVIOUSLY TERMINATED OR EXPIRED OR BEEN CANCELED OR EXERCISED AND THAT YOU ARE THE DULY AUTHORIZED HOLDER OF SUCH COMMON OPTION.

IF YOU WISH TO EXCHANGE YOUR COMMON OPTIONS, YOU MUST EXCHANGE ALL OF YOUR COMMON OPTIONS. PARTIAL EXCHANGES WILL NOT BE PERMITTED.

THIS NOTICE OF ELECTION, TOGETHER WITH THE LETTERS OR OTHER INSTRUMENTS REPRESENTING THE COMMON OPTIONS BEING TENDERED, IF AVAILABLE, MUST BE RECEIVED BY THE COMPANY AT ONE OF THE FOLLOWING ADDRESSES NO LATER THAN FEBRUARY 18, 2000 (UNLESS THE EXCHANGE OFFER IS EXTENDED):

LAND-BASED PERSONNEL:                          SEA PERSONNEL:
Attn: Mindy Miles                              Attn: Hogne von der Fehr
Stolt-Nielsen Transportation Group Ltd.        Stolt-Nielsen Transportation Group Ltd.
8 Sound Shore Drive                            Shipowning Division
P.O. Box 2300                                  15635 Jacintoport Blvd.
Greenwich, CT 06836                            Houston, TX 77015-6534
USA                                            USA
Tel. (203) 625-3675                            Tel. (281) 860-5138
Fax. (203) 625-3917                            Fax. (281) 860-5176